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                                                                    EXHIBIT 24.4


CARTER, CARTIER, MELBY & GUARINO, C.P.A.'S, P.A.
Certified Public Accountants
424 Central Avenue, Suite 1000 * St. Petersburg, FL 33701-3328
* (727) 821-4900 * 727 898-5100 * Fax: (727) 823-0558


June 11, 2002


Board of Directors
Veridien Corporation
2875 MCI Drive, Suite B
Pinellas Park, FL  33782-6105

         In re:  Employees & Consultants Compensation Plan
                    Registration Statement on Form S-8

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 Registration Statement of our report dated March 8, 2002, appearing in Form 10-KSB of Veridien Corporation filed with the Securities and Exchange Commission on March 28, 2002.

Very truly yours,

/s/ Carter, Cartier, Melby & Guarino, C.P.A.'s, P.A.

Carter, Cartier, Melby & Guarino, C.P.A.'s, P.A.
St. Petersburg, Florida












Member
Division for CPA Firms AICPA                     Members: American Institute of
Certified Public Accountants
Private Companies Practice Section        Florida Institute of Certified Public
                                                                    Accountants